EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-84904) of Kyocera Corporation and Form S-8 (No. 333-00890) of AVX Corporation, of our report dated March 19, 2004 relating to the financial statements of AVX Corporation SERP as of December 31, 2003 and 2002, and for the years ended December 31, 2003, 2002, and 2001, which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP
Atlanta, Georgia
March 26, 2004